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Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) and to the incorporation by reference in Registration Statements (Form S-8 No.'s 333-43073, 333-51574, and 333-64697) (Form S-3 No. 333-70756) and (Form S-4 No. 333-75298) of NetBank, Inc. and in the related prospectuses of our report dated January 26, 2003, with respect to the consolidated financial statements of NetBank, Inc. included in the 2002 Annual Report to Shareholders of NetBank, Inc.

/s/ ERNST & YOUNG, LLP

Atlanta, Georgia
March 26, 2003

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  Exhibit 23.1
Consent of Independent Auditors